SECURITIES AND EXCHANGE COMMISSION
                    Washington, D. C.  20543

                            FORM 8-K

                         Current Report
               Pursuant to Section 13 or 15 (d) of
               The Securities Exchange Act of 1934

                 Date of Report January 24, 1995

                   THE PEOPLES HOLDING COMPANY
- -------------------------------------------------------------------
     (Exact name of registrant as specified in it's charter)

          Mississippi         0-12154        64-0676974
          -----------         -------        ----------

          (State or           (Commission    (I.R.S. Iden-
           other               file           tification
           jurisdiction)       number)        number)

          209 Troy Street, Tupelo, Mississippi         38802-0709
          ------------------------------------         ----------
       (Address of principal executive officers)        (Zip Code)

Registrant's Telephone Number:  (601) 680-1001

ITEM 1:  CHANGES IN CONTROL OF REGISTRANT
         --------------------------------

          Not applicable.

ITEM 2:  ACQUISITION OR DISPOSITION OF ASSETS
         ------------------------------------

          On December 31, 1994, The Peoples Holding Company merged with New South Capital Corporation and its wholly owned subsidiary New South Bank located in Batesville, Mississippi in an acquisition accounted for as a pooling of interest.

          Upon completion of the acquisition, the bank's assets increased from approximately $765 million to $785 million. The addition of the Batesville location brings the bank's total number of offices to forty-three, operating in twenty-eight communities and seventeen counties in north and north central Mississippi.

ITEM 3:   BANKRUPTCY OR RECEIVERSHIP
          --------------------------

          Not applicable.

ITEM 4:   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTS
          -------------------------------------------

          Not applicable.

ITEM 5:   OTHER EVENTS
          ------------

          Not applicable.

ITEM 6:   RESIGNATION OF REGISTRANT'S DIRECTORS
          -------------------------------------

          Not applicable.

ITEM 7:   FINANCIAL STATEMENTS PRO FORMA FINANCIAL INFORMATION AND
          EXHIBITS
          ---------------------------------------------------------

          Not applicable.

                            SIGNATURE

Pursuant to the requirements of The Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on it's behalf by the undersigned thereunto duly authorized.

                                   THE PEOPLES HOLDING COMPANY



                                   ___________________________
                                   John W. Smith
                                   President & CEO

DATE:  January 24, 1995